SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      February 19, 2008 (February 15, 2008)
                Date of Report (Date of earliest event reported)


                        REDHOOK ALE BREWERY, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


       Washington                       0-26542                   91-1141254
(State or Other Jurisdiction    (Commission file number)       (I.R.S. Employer
    of Incorporation)                                        Identification No.)


                        14300 NE 145th Street, Suite 210
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices, Zip Code)


                                 (425) 483-3232
              (Registrant's Telephone Number, Including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2008, Redhook Ale Brewery, Incorporated (the "Company") entered into a loan agreement with Bank of America, N.A. pursuant to which a $5 million revolving line of credit is provided (the "Line of Credit"). The Line of Credit accrues interest at a rate equal to, at the Company's option, the bank's prime rate minus 0.50 percentage points or the 14-30 day LIBOR plus 1.25%. The Company must pay a fee of 0.20% on the unused portion of the Line of Credit. The Line of Credit is secured by the Company's equipment and fixtures, inventory, accounts and receivables. The terms of the Line of Credit require the Company to meet certain customary financial and non-financial covenants, including a financial covenant that the Company must maintain an EBITDA, as defined, of at least $2 million, as measured on a rolling four quarter basis.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits


Exhibit No.     Description
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10.1            Loan agreement between Bank of America, N.A. and Registrant, dated as of February 15, 2008

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REDHOOK ALE BREWERY, INCORPORATED



Dated: February 19, 2008               By: /s/ JAY T. CALDWELL
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                                           Jay T. Caldwell
                                           Chief Financial Officer and Treasurer

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